Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of Aberdeen Funds:

We consent to the use of our report dated September 28, 2010, with respect to the financial statements of Core Income Fund and International Equity Institutional Fund as of July 31, 2010, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

November 24, 2010